Exhibit 3.1

SUMMIT HOTEL PROPERTIES, INC.

ARTICLES SUPPLEMENTARY

PROHIBITING the ELECTION OF sECTIONS 3-803, 3-804(a), 3-804(b) and 3-805
OF THE MGCL WITHOUT StockHOLDER APPROVAL

SUMMIT HOTEL PROPERTIES, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 3-802(c) of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors of the Corporation (the “Board”) has resolved to prohibit the Corporation from electing to be subject to any of Sections 3-803, 3-804(a), 3-804(b) and 3-805 of the MGCL unless a proposal to repeal such prohibition with respect to any such section is approved by the affirmative vote of at least a majority of the votes cast on the matter by stockholders of the Corporation entitled to vote generally in the election of directors of the Corporation.

SECOND: The action to prohibit the Corporation from electing to be subject to any of Sections 3-803, 3-804(a), 3-804(b) and 3-805 of the MGCL without the stockholder approval referenced above has been approved by the Board in the manner and by the vote required by law.

THIRD: The undersigned Executive Vice President, Chief Financial Officer and Treasurer of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President, Chief Financial Officer and Treasurer of the Corporation acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President, Chief Financial Officer and Treasurer and witnessed by its Executive Vice President, General Counsel, Chief Risk Officer and Secretary on May 26, 2016.

WITNESS:		SUMMIT HOTEL PROPERTIES, INC.

By:	/s/ Christopher Eng	By:	/s/ Greg A. Dowell
	Christopher Eng		Greg A. Dowell
	Executive Vice President, General Counsel, Chief Risk Officer and Secretary		Executive Vice President, Chief Financial Officer and Treasurer